EXHIBIT 99.1
DATE: October 27, 2005
FOR IMMEDIATE RELEASE
AMERICAN MEDICAL SYSTEMS DELIVERS 18 PERCENT
REVENUE GROWTH AND LEVERAGED NET INCOME GROWTH
IN THIRD QUARTER OF 2005
Women’s Health Grows Over 40 Percent in the Quarter
MINNEAPOLIS, October 27, 2005 — American Medical Systems Holdings, Inc. (NASDAQ: AMMD) reported sales of $61.7 million for the third quarter of 2005, an 18 percent increase over sales of $52.3 million in the comparable quarter of 2004 (with less than one percentage point of the increase coming from currency exchange rate changes).
The Company reported net income of $1.4 million, or $0.02 per share, including the effect of a $9.2 million, or $0.13 per share, in-process research and development (IPR&D) charge related to its July 2005 acquisition of Ovion Inc. The prior year’s third quarter earnings were reported as a net loss of $26.3 million, or $0.39 per share, including the effect of a $35.0 million IPR&D charge as the result of the TherMatrx acquisition completed in that year ago quarter.
Net income for the quarter, excluding the impact of the Ovion IPR&D charge, was $10.6 million, or $0.15 per share. Net income for third quarter 2004, excluding the impact of the TherMatrx IPR&D charge, was $8.7 million, or $0.12 per share. Net income growth, excluding the impact of the IPR&D charges for both 2004 and 2005, was over 22 percent. A reconciliation of GAAP earnings to these adjusted results is included in the attached financial tables.
Sales for the first nine months of 2005 were $189.5 million, up over 27 percent from sales of $148.7 million for the comparable period of 2004 (with 1.2 percentage points of the increase coming from currency exchange rate changes). Sales of TherMatrx, acquired in July 2004, contributed 8 percentage points to the first nine months’ sales growth.
Net income as reported for the nine month period totaled $24.7 million, or $0.34 per share, up from a 2004 net loss of $9.8 million, or $0.15 per share, reported for the comparable period. Net income in the nine month periods of 2004 and 2005 were reduced by the IPR&D charges for the TherMatrx and Ovion acquisitions respectively as previously quantified. Excluding these charges in both years, net income for the first nine months grew nearly 35 percent to $33.9 million, or $0.47 per share, in 2005 from $25.2 million, or $0.36 per share, in 2004.
Martin J. Emerson, President and Chief Executive Officer, commented, “While our sales growth did come in under our plan, we are satisfied with our overall financial performance in the third quarter. Our 18 percent top line growth was virtually all organic and was sufficient to drive solid leverage in our income statement. Excluding the effect of IPR&D charges, our operating and net income lines both grew faster than sales. Our top line growth was again led by our innovative line of women’s pelvic health products, sales of which increased over 40 percent in the quarter. The AMS commitment to bringing new office-based therapies to physicians was further reinforced by the closing of our acquisition of the Ovion permanent birth control technology.”

Emerson continued, “Our women’s health success has been, and will continue to be, driven by both our commitment to innovation and our investments in physician training and education. Our men’s health growth rates will increase as we move into 2006 and as we focus on the delivery of new products that will grow this large and underserved market.”
Outlook
For the full year 2005, the Company estimates revenue in the range of $258 to $261 million. The Company estimates earnings per share on these revenues of $0.66 to $0.67, prior to the third quarter inclusion of the in-process research and development charge resulting from the Ovion acquisition. For the fourth quarter of 2005, AMS expects revenue to be in the range of $69 to $72 million, with earnings per share of $0.18 to $0.19. The Company will provide specific guidance for 2006 during its 2005 year-end earnings conference call in February and remains committed to its previously stated goal of 18 to 22 percent long term organic growth.
Earnings Call Information
American Medical Systems will host a conference call today at 5:00 p.m. eastern time to discuss its third quarter results for 2005. Those without internet access may join the call from within the U.S. by dialing 800-886-7217; outside the U.S., dial 706-679-3821.
A live webcast of the call will be available through the Company’s corporate website at www.AmericanMedicalSystems.com and available for replay three hours after the completion of the call.
About American Medical Systems
American Medical Systems, headquartered in Minnetonka, Minnesota is a diversified supplier of medical devices and procedures to cure erectile dysfunction, benign prostatic hyperplasia, incontinence, menorrhagia, prolapse and other pelvic disorders in men and women. These disorders can significantly diminish one’s quality of life and profoundly affect social relationships. In recent years, the number of people seeking treatment has increased markedly as a result of longer lives, higher quality-of-life expectations and greater awareness of new treatment alternatives. American Medical Systems’ products reduce or eliminate the incapacitating effects of these diseases, often through minimally invasive therapies. The Company’s products were used to treat over 132,000 patients in 54 countries during 2004.
Forward-Looking Statements
Statements about the Company’s market opportunities, future products, sales and financial results are forward-looking statements subject to risks and uncertainties such as the timing and success of new product introductions; physician acceptance, endorsement, and use of the Company’s products; regulatory matters; competitor activities; changes in and adoption of reimbursement rates; potential product recalls and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended January 1, 2005 and its other SEC filings. Actual results may differ materially from anticipated results.

More information about the Company and its products can be found at its website www.AmericanMedicalSystems.com and in the Company’s Annual Report on Form 10-K for 2004 and its other SEC filings.

Contact:	Carmen Diersen
Executive Vice President and Chief Financial Officer
952-930-6495
Carmen.Diersen@AmericanMedicalSystems.com
Marty Emerson
President and Chief Executive Officer
952-930-6334
Marty.Emerson@AmericanMedicalSystems.com

American Medical Systems Holdings, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	October 1, 2005	October 2, 2004		October 1, 2005	October 2, 2004
Net sales	$61,738	$52,326		$189,520	$148,732
Cost of sales	11,156	9,508		34,130	27,485

Gross profit	50,582	42,818		155,390	121,247

Operating expenses
Marketing and selling	22,341	18,349		67,491	52,092
Research and development	4,995	4,305		14,499	11,466
In-process research and development	9,220	35,000		9,220	35,000
General and administrative	5,217	5,120		16,213	15,206
Amortization of intangibles	2,200	1,850		5,938	3,969

Total operating expenses	43,973	64,624		113,361	117,733

Operating income (loss)	6,609	(21,806)		42,029	3,514

Other income (expense)
Royalty income	505	627		1,491	1,548
Interest income	298	231		933	541
Interest expense	(44)	(357)		(140)	(806)
Other expense	(28)	3		(1,104)	(184)

Total other income	731	504		1,180	1,099

Income (loss) before income taxes	7,340	(21,302)		43,209	4,613

Provision for income taxes	5,925	5,000		18,544	14,459

Net income (loss)	$1,415	($26,302)		$24,665	($9,846)

Net income (loss) per share
Basic	$0.02	($0.39)		$0.36	($0.15)
Diluted	$0.02	($0.39)		$0.34	($0.15)

Weighted average common shares outstanding
Basic	69,344	67,338	(A)	68,741	66,858	(A)
Diluted	72,096	67,338	(A)	71,658	66,858	(A)
Note
(A)	October 4, 2004 average common shares have been adjusted for the stock split effective March 21, 2005.

American Medical Systems Holdings, Inc.
Condensed Balance Sheets
(In thousands)
(Unaudited)

	October 1, 2005	January 1, 2005
Assets
Current assets
Cash and short-term investments	$48,233	$51,168
Accounts receivable, net	44,900	46,984
Inventories	19,426	21,719
Deferred taxes and other current assets	10,397	7,956

Total current assets	122,956	127,827

Property, plant and equipment, net	21,451	22,065
Goodwill and intangibles, net	189,813	147,157
Deferred taxes and other assets	3,821	3,501

Total assets	$338,041	$300,550

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,693	$4,237
Accrued liabilities and taxes	43,594	44,015

Total current liabilities	47,287	48,252

Other long term liabilities	3,126	3,126

Total liabilities	50,413	51,378

Stockholders’ equity	287,628	249,172

Total liabilities and stockholders’ equity	$338,041	$300,550

American Medical Systems Holdings, Inc.
Condensed Statements of Cash Flow
(In thousands)
(Unaudited)

	Nine Months Ended
	October 1, 2005	October 2, 2004
Cash flows from operating activities
Net income	$24,665	($9,846)

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	4,030	5,338
Loss on asset disposals	232	16
Amortization of intangibles, including deferred financing costs	5,938	4,419
Non-cash in-process research and development charge	9,220	35,000
Non-cash deferred compensation	61	53
Income tax benefit related to stock options	4,079	1,477
Change in net deferred taxes	912	2,496

Changes in operating assets and liabilities
Accounts receivable	654	(1,076)
Inventories	1,991	(50)
Accounts payable and accrued expenses	(1,654)	(4,172)
Other assets	(4,211)	(257)

Net cash provided by operating activities	45,917	33,398

Cash flows from investing activities
Purchase of property, plant and equipment	(3,703)	(1,804)
Purchase of business, net of cash acquired	(56,309)	(40,075)
Purchase of investments in technology	(1,620)	(2,500)
Purchase of investments	(30,340)	(12,634)
Sale of short term investments	30,204	—

Net cash used in investing activities	(61,768)	(57,013)

Cash flows from financing activities
Issuance of common stock	11,926	5,326
Payments on long-term debt	—	(16,364)

Net cash provided by financing activities	11,926	(11,038)

Effect of currency exchange rates on cash	855	(529)

Net increase in cash and cash equivalents	(3,070)	(35,182)

Cash and cash equivalents at beginning of period	35,689	58,953

Cash and cash equivalents at end of period	$32,619	$23,771

Supplemental disclosure
Cash paid for interest	$0	$314
Cash paid for taxes	$14,843	$13,111

American Medical Systems Holdings, Inc.
Selected Sales Information
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2005	October 2, 2004	October 1, 2005	October 2, 2004

Sales
Product Line
Men’s pelvic health
Erectile restoration	$18,766	$18,620	$60,140	$54,004
Continence	12,239	11,143	38,889	35,575
Prostate treatment	6,719	5,514	20,101	7,769

Total men’s pelvic health	37,724	35,277	119,130	97,348

Women’s pelvic health	24,014	17,049	70,390	51,384

Total	$61,738	$52,326	$189,520	$148,732

Geography
United States	$49,640	$43,271	$148,710	$117,512
Outside United States	12,098	9,055	40,810	31,220

Total	$61,738	$52,326	$189,520	$148,732

	Three Months Ended		Nine Months Ended
	October 1, 2005	October 2, 2004	October 1, 2005	October 2, 2004

Percent of total sales
Product Line
Men’s pelvic health
Erectile restoration	30%	36%	32%	36%
Continence	20%	21%	21%	24%
Prostate treatment	11%	11%	11%	5%

Total men’s pelvic health	61%	67%	63%	65%

Women’s pelvic health	39%	33%	37%	35%

Total	100%	100%	100%	100%

Geography
United States	80%	83%	78%	79%
Outside United States	20%	17%	22%	21%

Total	100%	100%	100%	100%

American Medical Systems Holdings, Inc.
djustments to Operating Income, Net Income and Earnings per Share for Consistent Presentation
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	October 1, 2005	October 2, 2004		October 1, 2005	October 2, 2004
Reported (GAAP) operating income (loss)	$6,609	($21,806)		$42,029	$3,514
Adjust for in-process research and development charge	9,220	35,000		9,220	35,000

Adjusted operating income	$15,829	$13,194		$51,249	$38,514

Reported (GAAP) income (loss) before income taxes	$7,340	($21,302)		$43,209	$4,613
Adjust for in-process research and development charge	9,220	35,000		9,220	35,000

Adjusted income (loss) before income taxes	$16,560	$13,698		$52,429	$39,613
Provision for income taxes	5,925	5,000		18,544	14,459

Adjusted effective tax rate	35.8%	36.5%		35.4%	36.5%

Reported (GAAP) net income (loss)	$1,415	($26,302)		$24,665	($9,846)
Adjust for in-process research and development charge	9,220	35,000		9,220	35,000

Adjusted net income	$10,635	8,698		33,885	25,154

Adjusted net income per share
Basic	$0.15	$0.13		$0.49	$0.38
Diluted	$0.15	$0.12		$0.47	$0.36

Weighted average common shares used in calculation
Basic	69,344	67,338	(A)	68,741	66,858	(A)
Diluted	72,096	70,570	(A)	71,658	70,176	(A)
Note
(A)	October 4, 2004 average common shares have been adjusted for the stock split effective March 21, 2005.